                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                PAXAR CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

       NEW YORK                                              13-5670050
(State or other jurisdiction of                             (I.R.S. Employer
Incorporation or Organization)                           Identification Number)

105 Corporate Park Drive, White Plains, New York                10604
  (Address of principal executive offices)                    (Zip Code)

               PAXAR 2000 LONG TERM PERFORMANCE AND INCENTIVE PLAN
                            (Full Title of the Plan)

                                 ROBERT S. STONE
                  VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                                PAXAR CORPORATION
                            105 CORPORATE PARK DRIVE
                          WHITE PLAINS, NEW YORK 10604
                                 (914) 697-6800
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

      A copy of all communications, including communications sent to the agent for service should be sent to:

                                JACK BECKER, ESQ.
                             SNOW BECKER KRAUSS P.C.
                                605 THIRD AVENUE
                            NEW YORK, N.Y. 10158-0125
                                 (212) 687-3860

                         CALCULATION OF REGISTRATION FEE

  Title of Each Class of                                  Proposed Maximum         Proposed Maximum
     Securities to be              Amount to be               Offering                 Aggregate             Amount of
        Registered                  Registered                 Price                Offering Price         Registration
                                                              Per Share                                          Fee
-------------------------------------------------------------------------------------------------------------------------
Stock Options                      2,533,200 (1)              $      --                $        --            $  ---(2)
Common Shares, par value
$.10 per share                     2,533,200 (3) (4)          $ 11.8125 (5)             $29,923,425           $7,900

    Total................                                                                                     $7,900

(1) Represents options granted or to be granted pursuant to the 2000 Long-Term Performance and Incentive Plan (the "Plan") of Paxar Corporation (the "Registrant").

(2)   No registration fee is required pursuant to Rule 457(h)(3).

(3) Shares issuable upon exercise of options granted or available for grant under the Plan.

(4) Pursuant to Rule 416, includes an indeterminable number of shares of Common Stock which may become issuable pursuant to the anti-dilution provisions of the Plan and the Options.

(5) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(1) based upon the average of the high and low sales prices of the Registrant's Common Stock on the New York Stock Exchange on August 10, 2000.



                                      NOTE

        This Registration Statement includes a form of prospectus to be used by certain persons who may be deemed to be affiliates of the Registrant in connection with the resale of shares of Common Stock received by such persons pursuant to the exercise of options granted under the Registrant's 2000 Long Term Performance and Incentive Plan, which shares are subject to this Registration Statement, and the Registrant's Amended and Restated 1997 Incentive Stock Option Plan, which shares are subject to the Registrant's Registration Statement on Form S-8, filed on October 28, 1997 (File No. 333-38923), and the Registrant's 1990 Employee Stock Option Plan, which shares are subject to the Registrant's Registration Statement on Form S-8 filed on November 29, 1991 (File No. 33-44299).

PROSPECTUS

                                PAXAR CORPORATION

                                3,880,291 SHARES


        This Prospectus has been prepared by Paxar Corporation, a New York corporation ("Paxar" or the "Company"), for use upon resale of shares of the Company's common stock, par value $.10 per share (the "Common Stock"), by certain officers and directors of the Company who may be considered "affiliates" (as defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act")) of the Company (collectively, the "Selling Shareholders") who have acquired or may acquire Common Stock upon exercise of options ("Options") granted or to be granted under the Paxar 2000 Long Term Performance and Incentive Plan (the "2000 Plan"), the Paxar Corporation Amended and Restated 1997 Incentive Stock Option Plan (the "1997 Plan"), or the Paxar Corporation 1990 Employee Stock Option Plan (the "1990 Plan") to purchase an aggregate of 3,880,291 shares of Common Stock (the "Shares") . The maximum number of Shares which may be offered or sold hereunder is subject to adjustment in the event of stock splits or dividends, recapitalizations and other similar changes affecting the Common Stock. The Common Stock is listed on the New York Stock Exchange, and it is anticipated that the Selling Shareholders will offer shares of Common Stock for resale at prevailing prices on the New York Stock Exchange (or other market, if the Common Stock is then trading thereon) on the date of sale. See "Plan of Distribution." The Company will receive none of the proceeds from the sale of the Common Stock offered hereby, but it will receive the exercise price upon exercise of Options.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION; NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


        No person is authorized to give any information or to make any representations other than those contained in this Prospectus in connection with any offer to sell or sale of the securities to which this Prospectus relates, and if given or made, such information or representations must not be relied upon as having been authorized. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, imply that there has been no change in the facts herein set forth since the date hereof. This Prospectus does not constitute an offer to sell to or a solicitation of any offer to buy from any person in any state in which any such offer or solicitation would be unlawful.

                 The date of this Prospectus is August 14, 2000

                              AVAILABLE INFORMATION

        We have filed with the Securities and Exchange Commission (the "Commission")a Registration Statement under the Securities Exchange Act of 1934, as amended (the "Act"), which registers the common stock being offered by this Prospectus. The Registration Statement, including its attached exhibits and schedules, contains additional relevant information about us and our common stock. The rules and regulations of the Commission allow us to omit certain information included in the Registration Statement from this Prospectus. Such additional information is available for inspection and copying at the offices of the Commission. We file annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy any reports, statements or other information that we file at the following locations of the
Commission: Public Reference Section, 450 Fifth Street, N.W. Washington, D.C. 20549; New York Regional Office, Seven World Trade Center, New York, New York 10048, Chicago Regional Office, Citicorp Center, 500 West Madison Street, Chicago, IL 60661. Please call the Commission at l-800-SEC-0330 for further information. Our public filings are also available from commercial document retrieval services and at the Internet web site maintained by the Commission at http://www.sec.gov.

        The Commission allows us to "incorporate by reference" information into this Prospectus, which means that we can disclose important information to investors by referring them to another document filed separately with the Commission. The information incorporated by reference is deemed to be part of this Prospectus, except for any information superseded by information contained directly in this document. This Prospectus incorporates by reference the documents set forth below that we have previously filed with the Commission. These documents contain important information about us and our financial condition.


                       DOCUMENTS INCORPORATED BY REFERENCE

        The Company hereby incorporates by reference the documents listed below:

        (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

        (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.

        (c) The Company's Current Reports on Form 8-K dated, February 8, 2000, March 9, 2000, and May 18, 2000 (as amended by Amendment No. 1 on Form 8-k/A dated August 1, 2000).

        (d) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such information.

        All documents subsequently filed by the Company after the date of this Prospectus pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a previously filed document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement herein modifies or supersedes such statement; and any statement contained herein shall be deemed to be modified or superseded to the extent that a statement in any document subsequently filed, which is incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

        The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the information that has been incorporated by reference in this Prospectus (not including exhibits to such information, unless such exhibits are specifically incorporated by reference into the information which this Prospectus incorporates). Written requests for copies of such information should be directed to the Company at 105 Corporate Park Drive, White Plains, New York 10604, Attention: Secretary. Telephone requests may be directed to the Secretary at (914) 697-6800.

                                   THE COMPANY


     Paxar is a global leader in providing innovative, value-added identification and tracking solutions to retailers, apparel manufacturers and selected markets where Paxar has significant capabilities. Paxar's global manufacturing operations, worldwide distribution network, one-stop-shopping approach and brand recognition enable the Company to expand its leading position in apparel identification and labeling solutions to the retail supply chain.
The Company markets and distributes its products in more than 75 countries.

         The Company's Apparel Identification operations manufacture products for and provide services specifically to retailers and apparel manufacturers. The Company's products are manufactured and distributed globally to service offshore apparel producers. Fabric label systems include electronic printers and related supplies used for in-plant label printing. Additionally, the Company's products include labels and tags for sheets, towels, pillowcases and other white goods.

         The Company's Labeling Solutions operations market and distribute (1) electronic bar code printers, which are used in a wide range of retail and industrial applications, including inventory management and distribution systems, and (2) hand-held mechanical labeling devices that print pressure-sensitive (i.e., adhesive-backed) price and other identification labels and affix them onto merchandise for retailers. In addition, the Company manufactures and markets supplies used in both its mechanical labelers and bar code printers and provides comprehensive service to its installed base of machines.

         The executive offices of the Company are located at 105 Corporate Park Drive, White Plains, New York 10604, and the Company's telephone number is (914) 697-6800.


                                 USE OF PROCEEDS

         The Company will not receive any of the proceeds from the sale of the Shares. However, the Company expects to use the proceeds from the exercise of the Options to purchase such shares for working capital and other general corporate purposes.


                              SELLING SHAREHOLDERS

         The shares of Common Stock to which this Prospectus relates are being registered for reoffers and resales by the Selling Shareholders who have acquired or may acquire such shares pursuant to the exercise of Options. The Selling Shareholders named below may resell all, a portion or none of such shares from time to time.

         The table below sets forth with respect to each Selling Shareholder, based upon information available to the Company as of August 8, 2000, the number of shares of Common Stock beneficially owned before and after the sale of the shares offered hereby; the number of shares to be sold; and the percent of the outstanding shares of Common Stock owned before and after the sale of the Common Stock offered hereby.

                                                                                                           Percentage
                             Number of          Percentage of         Number of            Number of        of Shares
                            Shares Owned        Shares Owned         Shares to be         Shares Owned        Owned
Selling Shareholders       Before Sale (1)     Before Sale (2)         Sold (3)             After Sale      After Sale
--------------------       ---------------     ---------------      ---------------      --------------     ----------
Arthur Hershaft              4,243,064 (4)           9.31%               236,565            4,006,499           8.79%
(Chairman, Chief
Executive Officer
and Director)

Victor Hershaft              1,220,512 (5)           2.68%               143,946            1,076,566           2.36%
(Director, Vice
Chairman, and
President, Apparel
Identification)

Paul J. Griswold               370,000 (10)            *                 350,000               20,000               *
(Director, President
and Chief Operating
Officer)

Jack Becker                    201,218 (6)(7)          *                  54,623              146,595               *
(Director)

Leo Benatar                     45,084 (8)             *                  38,021                7,063               *
(Director)

Thomas R. Loemker              501,152 (9)           1.10%                36,312              464,840           1.02%
(Director)

James C. McGroddy               21,000 (14)            *                  18,000                3,000               *
(Director)

David McKinney                  72,369(15)             *                  54,623               17,746               *
(Director)

Walter W. Williams              54,623 (6)             *                  54,623                    0               *
(Director)

Jack R. Plaxe                  189,881 (11)            *                 140,031               49,850               *
(Senior Vice
President and Chief
Financial Officer)

James Wrigley                  48,806 (12)            *                  48,750                   56               *
(President, Paxar
Europe)

Paul Chu                        54,755 (13)            *                  44,597               10,158               *
(Managing Director,
Paxar Far East)

Robert S. Stone                 31,952 (16)            *                  25,000                6,952               *
(Vice President,
General Counsel and
Secretary)

Jack Proud                      30,000 (17)            *                  30,000                    0               *
(President, Labeling
Solutions)

John Jordan                     18,563(18)             *                  16,000                2,563               *
(Vice President and
Treasurer)

John Fitzgerald                 17,366 (19)            *                  16,000                1,366               *
(Vice President and
Controller)

                                                                                                           Percentage
                             Number of          Percentage of         Number of            Number of        of Shares
                            Shares Owned        Shares Owned         Shares to be         Shares Owned        Owned
Selling Shareholders       Before Sale (1)     Before Sale (2)         Sold (3)             After Sale      After Sale
--------------------       ---------------     ---------------      ---------------      --------------     ----------

Peter Kennedy                   40,000 (20)            *                  40,000                    0               *
(Vice President,
Human Resources )

*     Represents less than 1% of the issued and outstanding Common Stock.

(1) Unless indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of the Company Common Stock beneficially owned by them. For purposes of this table, a person is deemed to be the beneficial owner of all Common Stock that he has the right to acquire, regardless of whether such right is presently exercisable. Each beneficial owner's percentage ownership is determined by assuming that rights to acquire shares of Common Stock that are held by such person (but not those held by any other person) have been exercised.

(2)   Based on 45,564,264 shares of Common Stock outstanding as of August 8,
      2000.

(3) Does not include shares that may be acquired pursuant to the exercise of Options to be granted under the 2000 Plan and subsequently sold pursuant to this Prospectus.

(4) Includes 89,589 shares issuable upon the exercise of outstanding stock options. Also includes options to purchase 146,976 shares of common stock which are not currently exercisable.

(5) Includes 81,444 shares issuable upon the exercise of outstanding exercisable stock options granted to Mr. Hershaft. Also includes options to purchase 65,502 shares of common stock which are not currently exercisable. In addition, includes 186,740 shares owned of record by Mr. Hershaft's wife, as to which shares Mr. Hershaft disclaims beneficial ownership.

(6) Includes 54,623 options to acquire a like number of shares of the Company Common stock.

(7) Includes 100,072 shares owned of record by Mr. Becker's wife, as to which shares Mr. Becker disclaims beneficial ownership, and 6,250 shares held by a charitable foundation of which Mr. Becker is the President.

(8) Includes 38,021 options to acquire a like number of shares of Common Stock and 2,140 shares owned of record by Ms. Benatar's wife, as to which he disclaims beneficial ownership.

(9) Includes 36,012 options to acquire a like number of shares of Common Stock and 22,070 shares owned of record by Mr. Loemker's wife.

(10) Includes options to purchase 300,000 shares of common stock that are not presently exercisable and 50,000 shares of restricted stock that are not vested.

(11) Includes 56,265 options to acquire a like number of shares of the Company Common Stock. Also includes options to purchase 83,766 shares of common stock that are not currently exercisable.

(12) Includes 14,062 options to acquire a like number of shares of common stock. Also includes options to purchase 34,688 shares of common stock that are not currently exercisable.

(13) Includes 19,097 options to acquire a like number of shares of common stock. Also includes options to purchase 25,500 shares of common stock that are not currently exercisable.

(14) Includes 18,000 options to acquire a like number of shares of common stock.

(15) Includes 54,623 options to acquire a like number of shares of common stock. Also includes 1,406 shares owned by Mr. McKinney's wife, as to which Mr. McKinney disclaims beneficial ownership.

(16) Includes options to purchase 25,000 shares of common stock which are not currently exercisable.

(17) Includes options to purchase 30,000 shares of common stock which are not currently exercisable.

(18) Includes 3,750 options to acquire a like number of shares of common stock. Also includes options to purchase 12,250 shares of common stock that are not currently exercisable.

(19) Includes 2,500 options to acquire a like number of shares of common stock. Also includes options to purchase 13,500 shares of common stock that are not currently exercisable.

(20) Includes 6,250 options to acquire a like number of shares of common stock. Also includes options to purchase 33,750 shares of common stock which are not currently exercisable.


                              PLAN OF DISTRIBUTION

      The Shares may be sold or transferred for value by the Selling Shareholders, or by pledgees, donees, transferees or other successors in interest to the Selling Shareholders, in one or more transactions on the New York Stock Exchange (or any successor stock exchange), in negotiated transactions or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices otherwise negotiated. The Selling Shareholders may effect such transactions by selling the Shares to or through brokers-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the shares for whom such broker-dealers may act as agent (which compensation may be less than or in excess of customary commissions). The Selling Shareholders and any broker-dealers that participate in the distribution of the Shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of the Shares sold by them may be deemed to be underwriting discounts and commissions under the Securities Act. All selling and other expenses incurred by individual Selling Shareholders will be borne by such Selling Shareholders.

      Upon the Company's being notified by a Selling Shareholder that any material arrangement has been entered into with a broker or dealer for the sale of shares through a secondary distribution, or a purchase by a broker or dealer, a supplemented Prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (a) the name of each of such Selling Shareholder and the participating broker-dealers, (b) the number of Shares involved, (c) the price at which such Shares are being sold, (d) the commissions paid or the discounts or concessions allowed to such broker-dealers, (e) where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in the Prospectus, as supplemented, and (f) other facts material to the transaction.

      In addition to any such number of Shares sold hereunder, a Selling Shareholder may, at the same time, sell any shares of Common Stock, including the Shares, owned by him in compliance with all of the requirements of Rule 144 under the Securities Act, regardless of whether such shares are covered by this Prospectus.

      There is no assurance that any of the Selling Shareholders will sell any or all of the Shares offered hereby.

      The Company will pay all expenses in connection with this offering, other than commissions and discounts of underwriters, dealers or agents.


                                  LEGAL MATTERS

      The validity of the shares of Common Stock offered hereby has been passed upon for the Company by Snow Becker Krauss P.C., 605 Third Avenue, New York, New York 10158. Jack Becker, a member of Snow Becker Krauss P.C. and a director of the Company, beneficially owns, directly and indirectly, an aggregate of 201,218 shares of Common Stock, and certain other members of Snow Becker Krauss P.C. also beneficially own shares of Common Stock.

                                     EXPERTS

      The financial statements and schedule incorporated by reference in this Prospectus have been audited by Arthur Andersen LLP, Independent Public Accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.


      COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") by Paxar Corporation, a New York corporation (the "Registrant"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement.

         (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

         (2) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.

         (3) The Registrant's Current Reports on Form 8-K dated February 8, 2000, March 9, 2000, and May 18, 2000 (as amended by Amendment No. 1 on Form 8-K/A dated August 1, 2000).

         (4) The description of the Registrant's common stock, par value $.10 per share (the "Common Stock"), contained in the Registrant's Registration Statement on Form 8-A pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such information.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Jack Becker, a member of Snow Becker Krauss P.C., counsel to the Registrant and a Director of the Company, beneficially owns, directly and indirectly, an aggregate of 201,218 shares of Common Stock, and certain other member of Snow Becker Krauss P.C. also beneficially own shares of the Registrant's Common Stock. Snow Becker Krauss P.C. is rendering an opinion upon the validity of the securities being registered hereby.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under the New York Business Corporation Law (the "NYBCL"), a corporation may indemnify any person made, or threatened to be made, a party to any action or proceeding, except for shareholder derivative suits, by reason of the fact that he or she was a director or officer of the corporation, provided such director or officer acted in good faith for a purpose which he or she reasonably believed to be in the best interests of the corporation and, in criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. Indemnification may be provided against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees actually and necessarily incurred as a result of such action, proceeding or appeal therefrom. New York law also provides that expenses incurred in defending a civil or criminal action may be paid by the corporation in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such person was not entitled to such indemnification.

         In the case of shareholder derivative suits, the corporation may indemnify any person by reason of the fact that he or she was a director or officer of the corporation if he or she acted in good faith for a purpose which he or she reasonably believed to be in the best interest of the corporation, except that no indemnification may be made in respect of (i) a threatened action, or a pending action which is settled or otherwise disposed of, or (ii) any claim, issue or matter as to which such person has been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

         The indemnification and advancement of the expenses described above under the NYBCL is not exclusive of other indemnification rights to which a director or officer may be entitled, whether contained in the certificate of incorporation or by-laws or when authorized by (i) such certificate of incorporation or by-laws, (ii) a resolution of shareholders, (iii) a resolution of directors, or (iv) an agreement providing for such indemnification, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

         Any person who has been successful on the merits or otherwise in the defense of a civil or criminal action or proceeding will be entitled to indemnification. Except as provided in the preceding sentence, unless ordered by a court pursuant to the NYBCL, any indemnification under the NYBCL pursuant to the above paragraphs may be made only if authorized in the specific case and after a finding that the director or officer met the requisite standard of conduct (i) by the disinterested directors if a quorum is available or (ii) in the event a quorum of disinterested directors is not available, if so directed by either (A) the board upon the written opinion of independent legal counsel or
(B) by the shareholders.

         Article Sixteen of the Registrant's By-Laws provides that the Registrant shall indemnify directors and officers and their heirs, executors and administrators to the full extent permitted by Sections 722 and 723 of the NYBCL. The Registrant, by appropriate action of its Board of Directors, may indemnify directors and officers and their heirs, executors and administrators to the full extent permitted by subsections (b) and (c) of Section 724 of the NYBCL.

         INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE REGISTRANT PURSUANT TO THE FOREGOING PROVISIONS, OR OTHERWISE, THE REGISTRANT HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT AND IS, THEREFORE, UNENFORCEABLE.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         EXHIBIT NO.                                 DESCRIPTION OF EXHIBIT
         -----------                                 ----------------------
         4.1                                Paxar 2000 Long Term Performance and Incentive Plan (incorporated by reference from the Registrant's Definitive Proxy Statement on
                                            Schedule 14A dated March 31, 2000).

         5.1                                Opinion of Snow Becker Krauss P.C.

         23.1                               Consent of Snow Becker Krauss P.C. (included in Exhibit 5.1 hereto).

         23.2                               Consent of Arthur Andersen LLP.


ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
which, individually or together, a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus file with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to any arrangement, provision or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds the believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White Plains, State of New York, on this 14th day of August, 2000.

                                    PAXAR CORPORATION


                                    By: /s/ Jack Plaxe
                                        -------------------------------------
                                        Jack Plaxe, Senior Vice President and
                                        Chief Financial Officer



                               POWERS OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jack Plaxe and Robert S. Stone and each of them as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution , for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed below by the following persons, in the capacities indicated, on August 14, 2000:


/s/ Arthur Hershaft                       /s/ Victor Hershaft
--------------------------------          -------------------------------------
Arthur Hershaft, Chairman, Chief          Victor Hershaft, Director
Executive Officer and Director


/s/ Jack Becker                           /s/ Thomas R. Loemker
--------------------------------          -------------------------------------
Jack Becker, Director                     Thomas R. Loemker, Director


/s/ Leo Benatar                           /s/ James C. McGroddy
--------------------------------          -------------------------------------
Leo Benatar, Director                     James C. McGroddy, Director


                                          /s/ David E. McKinney
--------------------------------          -------------------------------------
Warren Flick, Director                    David E. McKinney, Director


/s/ Paul J. Griswold
--------------------------------          -------------------------------------
Paul J. Griswold, President,              Walter W. Williams, Director
Chief Operating Officer, and
Director
                                          /s/ Jack R. Plaxe
                                          -------------------------------------
                                          Jack R. Plaxe, Senior Vice President
                                          and Chief Financial Officer
                                          (Principal Financial Officer)